Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 6, 2011, relating to the consolidated financial statements of THQ Inc. and subsidiaries and the effectiveness of THQ Inc. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of THQ Inc. and subsidiaries for the year ended April 2, 2011.

/s/ Deloitte & Touche LLP

Los Angeles, California
November 30, 2011